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                                                                   EXHIBIT 10.77

                                PROMISSORY NOTE
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                                                            Date: May 3, 2000
   $250,000

        Promise to Pay. FOR VALUE RECEIVED, James Sobczak, an individual
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   residing in the State of California (the "Borrower"), promises to pay to the order of P-COM, INC. (the "Holder") the principal sum of Two Hundred Fifty Thousand Dollars and 00/100 ($250,000), without interest thereon, payable in full on the first anniversary of Borrower's voluntary or involuntary termination from Holder. Borrower agrees that time is of the essence and if this Note is not paid when due, whether at stated maturity or by acceleration, interest shall then accrue on the unpaid principal of this Note at the rate of twelve percent (12%) per annum, compounded monthly during such period of default for so long as such event of default continues. The principal and interest represented by this Note shall be payable in immediately available fund in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. All payments hereunder shall be payable to the order of Holder at 3175 S. Winchester Boulevard, Campbell, California 95008, or to such person as shall be designated in writing from time to time by Holder. Payments received by Holder shall be applied first to the collection expenses incurred by Holder, then to interest, if any, and the balance, to principal.

        Prepayment. Borrower may prepay without permission or penalty all or any
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   portion of the principal balance of this Note.

        Costs. Borrower promises to pay all costs incurred by Holder in the
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   collection of this Note, including but not limited to reasonable attorneys'
   fees and expenses.

        Default  Borrower shall be in default (an "Event of Default") under this
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   Note on the occurrence of any of the following: (a) non-payment of any principal amount when due under this Note; (b) Borrower (i) admitting insolvency or an inability to pay her debts as they mature, (ii) making a general assignment for the benefit of creditors, (iii) commencing a case under or otherwise seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding, (iv) by any act indicating his consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for her or a substantial part of her property or suffering any such receivership, trusteeship or proceeding to continue without dismissal for a period of thirty (30) days, or (v) becoming a debtor in any case under any chapter of the applicable Bankruptcy Code; (c) the occurrence of a material adverse change in the financial condition of Borrower which is not cured within ten (10) days of the date of notice from Holder to Borrower with respect to such occurrence; (d) the death of the undersigned. Upon the occurrence of any Event of Default, the Holder, at its sole option, may accelerate the due date of and declare the unpaid balance of this Note to be immediately due and payable without notice, presentation, demand of payment or protest, all of which are hereby expressly waived by the Borrower.

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        Remedies. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY
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   IN CONNECTION WITH ANY SUIT BROUGHT UNDER THIS NOTE BY HOLDER. Borrower
   hereby (i) agrees to waive any and all lack of diligence or delays in the collection or enforcement hereof and (ii) expressly consents to any extension of time for payment of this Note and any other indulgence or forbearance by Holder. Any such extension, release, substitution, indulgence, or forbearance may be made without notice to any party and without in any way affecting the personal liability of any party liable hereon. Borrower waives notice, demand for payment and presentment.

        Notice. Any notice or legal process or summons to Borrower where
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   provided for in this Note shall be given by mailing such notice by certified mail, return receipt requested, to Borrower at 1110 Petrini Way, San Jose, California 95120 or to such other address Borrower may designate by written notice to Holder hereof. Any notice to the Holder hereof shall be given by mailing such notice by certified mail, return receipt requested, to the Holder at 3175 S. Winchester Boulevard, Campbell, California 95008, or at such other address as may have been designated by written notice to Borrower.

        Miscellaneous. This Note shall be binding upon Borrower and his heirs
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   and successors and shall inure to the benefit of Holder and its successors and assigns. Any modifications to this Note shall be in writing and signed by the Borrower and the Holder. This Note is executed and delivered in and shall be governed by and construed in accordance with the laws of the State of California. Borrower hereby consents to the in personam jurisdiction of any court sitting in Santa Clara County. In the event that any particular provision contained herein is determined to be invalid, whether in whole or in part, the remaining provisions hereof otherwise not invalid and any partially valid provision to the extent valid or enforceable shall continue in full force and effect. Any reference herein to the singular shall include the plural, any reference to the masculine shall include the feminine gender, and any reference to "it" shall include "his," or vice versa, as the case may be.

        IN WITNESS WHEREOF, the undersigned, with full power and authority to do so, has caused these presents to be executed and delivered on the day and year first above written.


   ATTEST:                                BORROWER:

   /s/ Caroline Baldwin Kahl              /s/ James Sobczak
   -------------------------              -----------------------
   Name: Caroline Baldwin Kahl            JAMES SOBCZAK
   Title: Corporate General Counsel

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